Exhibit 23.4
[Letterhead of “Netherland, Sewell & Associates, Inc.”]

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our summary report on the estimated quantities of certain proved reserves of oil and gas, which appears in Marathon Oil Corporation’s Annual Report on Form 10-K for the year ended December 31, 2015.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Danny D. Simmons
Danny D. Simmons, P.E.
President and Chief Operating Officer
Houston, Texas
May 25, 2016